                                                                   EXHIBIT 10.14

                          HILLENBRAND INDUSTRIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

               HILLENBRAND INDUSTRIES, INC. SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN

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ARTICLE I.            DEFINITIONS...............................................................................     1

ARTICLE II.           ADMINISTRATION OF THIS PLAN...............................................................     4

         2.1      Committee.....................................................................................     4

         2.2      Committee Duties..............................................................................     4

         2.3      Agent.........................................................................................     5

         2.4      Binding Effect of Decisions...................................................................     5

ARTICLE III.          PARTICIPATION.............................................................................     6

ARTICLE IV.           SUPPLEMENTAL RETIREMENT BENEFIT...........................................................     6

         4.1      Supplemental Retirement Benefit...............................................................     6

         4.2      Subject To Pension Plan.......................................................................     6

         4.3      Change in Control.............................................................................     7

         4.4      Forfeiture of Supplement Retirement Benefit...................................................     7

         4.5      Frozen Supplemental Retirement Benefit........................................................     7

ARTICLE V.            EMPLOYER CONTRIBUTIONS....................................................................     7

         5.1      Defined Contributions.........................................................................     7

         5.2      Matching Contributions........................................................................     8

         5.3      Supplemental Contributions....................................................................     9

         5.4      Defined Contribution Accounts, Matching Account and Supplemental Contribution Account.........     9

         5.5      Earnings on Accounts..........................................................................     9

         5.6      Vesting.......................................................................................    10

         5.7      Distribution of Aggregate Account.............................................................    10

         5.8      Forfeiture of Aggregate Account...............................................................    10

ARTICLE VI.           OFFSET FOR OBLIGATIONS TO EMPLOYER........................................................    10

ARTICLE VII.          RIGHTS OF A PARTICIPANT...................................................................    10

ARTICLE VIII.         AMENDMENT AND TERMINATION.................................................................    11

         8.1      Amendment.....................................................................................    11

         8.2      Termination...................................................................................    11
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE IX.           DETERMINATION OF BENEFITS.................................................................    11

         9.1      Claim.........................................................................................    11

         9.2      Claim Decision................................................................................    11

         9.3      Request for Review............................................................................    12

         9.4      Review of Decision............................................................................    12

ARTICLE X.            NOTICES...................................................................................    12

ARTICLE XI.           GENERAL PROVISIONS........................................................................    12

         11.1     Controlling Law...............................................................................    12

         11.2     Captions......................................................................................    13

         11.3     Facility of Payment...........................................................................    13

         11.4     Withholding of Payroll Taxes..................................................................    13

         11.5     Protective Provisions.........................................................................    13

         11.6     Terms.........................................................................................    13

         11.7     Successor.....................................................................................    13

ARTICLE XII.          UNFUNDED STATUS OF PLAN...................................................................    13

ARTICLE XIII.         RIGHTS TO BENEFITS........................................................................    14

ARTICLE XIV.          BOARD APPROVAL............................................................................    14
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                                      -ii-

                          HILLENBRAND INDUSTRIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              W I T N E S S E T H:

         WHEREAS, effective January 1, 2004 (the "Effective Date"), Hillenbrand Industries, Inc. (the "Employer") establishes the Hillenbrand Industries, Inc. Supplemental Executive Retirement Plan (the "Plan") to provide selected key executives of the Employer with competitive supplemental retirement benefits and additional retirement income.

                                   ARTICLE I.
                                   DEFINITIONS

1.1 "AGGREGATE ACCOUNT" means the vested (pursuant to Article V) balance credited to a Participant's Defined Contribution Account, Matching Account and/or Supplemental Contribution Account, including contribution credits and deemed income, gains and losses (to the extent realized as determined by the Employer, in its discretion) credited thereto. A Participant's Aggregate Account shall be determined as of the date of reference. A Participant's Aggregate Account shall be utilized solely as a device for measurement and determination of the amount to be paid to the Participant pursuant to this Plan. A Participant's Aggregate Account shall not constitute or be treated as a trust fund of any kind.

1.2 "BASE SALARY" means the annual calendar earnings of a Participant including wages and salary as reported for federal income tax purposes, but excluding all bonus payments of any kind, commissions, incentive compensation, equity based compensation, long term performance compensation, perquisites and other forms of additional compensation.

1.3 "BENEFICIARY" means, with respect to the Supplemental Retirement Benefit (as defined in paragraph 4.1(a)), the person, persons, trust or other entity designated by the Participant to receive any benefits payable under the Pension Plan, and with respect to payments related to the Aggregate Account, the person, persons, trust or other entity designated by the Participant to receive benefits payable under the Deferred Compensation Guidelines.

1.4      "BOARD" means the Board of Directors of Hillenbrand Industries, Inc..

1.5      "CAUSE" shall mean

         the Committee's good faith determination that a Participant has:

               (i) Failed or refused to fully and timely comply with any reasonable instructions or orders issued by the Employer, provided such noncompliance is not based primarily on the Participant's compliance with applicable legal or ethical standards;

               (ii) Acquiesced or participated in any conduct that is dishonest, fraudulent, illegal (at the felony level), unethical, involves moral turpitude or is otherwise illegal and involves conduct that has the potential, in the Committee's reasonable opinion, to cause the Employer, its related companies or any of their respective officers or its directors embarrassment or ridicule;

               (iii) Violated any Employer policy or procedure, specifically including a violation of Hillenbrand Industries, Inc.'s Code of Ethical Business Conduct; or

               (iv) Engaged in any act, which is contrary to its best interests or would hold the Employer, its related businesses or any of their respective officers or directors up to probable civil or criminal liability, excluding the Participant's actions in compliance with applicable legal or ethical standards.

1.6      A "CHANGE IN CONTROL" means

         (a)      the date that both occur

                  (i) any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 ("Beneficial Owner"), of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board ("Voting Securities"), other than by reason of (x) the acquisition of securities of the Company by the Company or any Subsidiaries or any employee benefit plan of the Company or any Subsidiaries, (y) the acquisition of the securities of the Company directly from the Company, or (z) the acquisition of securities of the Company by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them), and

                  (ii) members of the Hillenbrand Family cease to be, directly or indirectly, the Beneficial Owners of Voting Securities having a voting power equal to or greater than that of such person, corporation, partnership, syndicate, trust, estate or group;

         (b) the consummation of a merger or consolidation of the Company with another corporation unless

                  (i) the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

                  (ii) no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

                  (iii) the members of the Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

         (c) the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the date hereof and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

         (d) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or

         (e) the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

1.7      "CODE" means the Internal Revenue Code of 1986, as amended.

1.8 "COMMITTEE" means the Compensation and Management Development Committee of the Board.

1.9 "COMPANY" means Hillenbrand Industries, Inc., as a corporate holding company and does not include Subsidiaries.

1.10 "DEFERRED COMPENSATION GUIDELINES" means the Company's "Deferred Compensation Payment Administrative Guidelines", as amended by the Committee in its sole discretion, which is attached hereto as Exhibit "B".

1.11 "DEFINED CONTRIBUTION ACCOUNT" means the account maintained on the books of account of the Employer for each Participant pursuant to
         Section 5.1. Separate Defined Contribution Accounts shall be maintained for each Participant. The Defined Contribution Account shall be utilized solely as a device for measurement and determination of the amount to be paid to the Participant pursuant to this Plan. A Participant's Defined Contribution Account shall not constitute or be treated as a trust fund of any kind.

1.12 "EMPLOYER" means Hillenbrand Industries, Inc., an Indiana corporation, and its Subsidiaries.

1.13     [INTENTIONALLY LEFT BLANK]

1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.15 "MATCHING ACCOUNT" means the account maintained on the books of account of the Employer for each Participant pursuant to Section 5.2. Separate Matching Accounts shall be maintained for each Participant. A Matching Account shall be utilized solely as a device for measurement and determination of the amount to be paid to the Participant pursuant to this Plan. A Matching Account shall not constitute or be treated as a trust fund of any kind.

1.16 "PARTICIPANT" means any individual who is a non-bargained for, full-time or regular part-time employee of the Employer who is selected for participation in this Plan pursuant to Article III.

1.17 "PENSION PLAN" means the Hillenbrand Industries Pension Plan, as amended.

1.18 "PLAN YEAR" means the twelve (12) month period ending on the December 31 of each year during which this Plan is in effect, provided that the first Plan Year shall commence on the Effective Date and end on December 31 of the calendar year in which the Effective Date occurs.

1.19 "SAVINGS PLAN" means the Hillenbrand Industries Savings Plan, as amended.

1.20 "SUBSIDIARY" means an operating company unit of which a majority equity interest is owned directly or indirectly by the Company.

1.21 "SUPPLEMENTAL CONTRIBUTION ACCOUNT" means the account maintained on the books of account of the Employer for each EMT Participant pursuant to
         Section 5.3. Separate Supplemental Contribution Accounts shall be maintained for each EMT Participant. The Supplemental Contribution Account shall be utilized solely as a device for measurement and determination of the amount to be paid to the EMT Participant pursuant to this Plan. An EMT Participant's Supplemental Contribution Account shall not constitute or be treated as a trust fund of any kind.

1.22 "TARGET BONUS" means the designated percentage of a Participant's Base Salary utilized in the Company's short term incentive compensation plan, regardless of what percent of a Participant's Base Salary had been paid.

                                   ARTICLE II.
                           ADMINISTRATION OF THIS PLAN

2.1 Committee. This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum and all decisions made by the Committee pursuant to provisions of this Plan shall be made by a majority of the Committee members present at any duly held regular or special meeting at which a quorum is present or by the unanimous written consent of a majority of the Committee members in lieu of any such meeting.

2.2 Committee Duties. The Committee shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with this Plan. The Committee shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

         (a) To make rules, regulations and procedures for the administration of this Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and procedures are evidenced in writing and copies thereof are delivered to the Employer.

         (b) To construe and interpret all terms, provisions, conditions and limitations of this Plan;

         (c) To correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in this Plan, in such manner and to such extent as it shall deem expedient to carry this Plan into effect;

         (d) To employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of this Plan;

         (e)      To determine all questions relating to eligibility;

         (f) To determine the amount, manner and time of payment of any benefits hereunder and to prescribe procedures to be followed by distributees in obtaining benefits;

         (g) To prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of ERISA; and

         (h) To make a determination as to the right of any person to receive a benefit under this Plan.

2.3 Agent. In the administration of this Plan, the Committee may, from time to time, employ an agent and delegate to it such administrative duties as it sees fit and may, from time to time, consult with counsel who may be counsel to the Employer.

2.4 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in this Plan and shall not be subject to appeal except as provided in Article IX.

                                  ARTICLE III.
                                  PARTICIPATION

         Participation in this Plan shall be determined by the Committee or any person designated by it. In no event shall any employee of the Employer become eligible to participate in this Plan if such employee would not be considered a member of a select group of management or highly compensated employees for purposes of ERISA.

                                   ARTICLE IV.
                         SUPPLEMENTAL RETIREMENT BENEFIT

4.1      Supplemental Retirement Benefit.

         (a) For each Participant who participates in the Pension Plan and continues to accrue a benefit thereunder while this Plan is in effect ("Traditional Participant"), such Traditional Participant shall be paid a monthly benefit under this Plan ("Supplemental Retirement Benefit") equal in amount to (1) the monthly benefit payable under the Pension Plan (i) without the limitations on maximum benefits set forth in Section 415 of the Code, and (ii) with the changes to the calculation of "Earnings" (as defined in the Pension Plan) as described in paragraph (b) of this Section 4.1, less (2) the monthly benefit payable under the Pension Plan.

         (b) For purposes of calculating the Supplemental Retirement Benefit under this Section 4.1, "Earnings" as defined in the Pension Plan shall include the amount of a Traditional Participant's Target Bonus (whether or not the target is attained and whether or not the Target Bonus is paid) for a calendar year, including any Target Bonus for calendar years prior to the Effective Date for the same years that Earnings is used to determine the Participant's monthly benefit payable under the Pension Plan, and such Earnings shall not be limited by the compensation limits set forth in Code Section 401(a)(17); provided however, that such "Earnings" may be limited in amount by the Board or Committee, as they determine in their sole discretion, for any one or more Traditional Participants.

         (c) Exhibit "A" attached hereto provides an example of the calculation of "Average Monthly Earnings" (as defined in the Pension Plan) used in the calculation of a Traditional Participant's Supplemental Retirement Benefit hereunder.

4.2 Subject To Pension Plan. Except as provided in Article 4.1 above, the Supplemental Retirement Benefit to be paid a Traditional Participant shall be subject to all provisions of the Pension Plan, including but not limited to, all monthly benefit calculations, normal and early retirement, deferred vested benefits, disability retirement, vesting, benefit election options, beneficiary designations and joint and survivor benefits.

4.3 Change in Control. Notwithstanding the vesting requirement set forth in the Pension Plan and except as provided in Section 4.4 below, upon the occurrence of a Change in Control a Traditional Participant shall be credited with five (5) years of "Vesting Service" (as defined in the Pension Plan) for purposes of determining whether a Traditional Participant is eligible for a Supplemental Retirement Benefit.

4.4 Forfeiture of Supplement Retirement Benefit. Notwithstanding any other provision of this Article IV, upon the termination of a Traditional Participant's employment by the Company or any of its Subsidiaries for Cause, such Traditional Participant shall forfeit all rights to any Supplemental Retirement Benefit under this Article IV, and the Employer shall have no obligation to make any such payments.

4.5 Frozen Supplemental Retirement Benefit. If the Committee (at its sole discretion) should determine that a Traditional Participant is no longer eligible to earn or accrue a Supplemental Retirement Benefit as provided for under this Article IV, then, on the date of such determination by the Committee, the Traditional Participant's Supplemental Retirement Benefit shall be frozen as of such date and he or she will earn or accrue no Supplemental Retirement Benefit thereafter.

                                   ARTICLE V.
                             EMPLOYER CONTRIBUTIONS

5.1      Defined Contributions.

         (a) Each Plan Year the Employer shall record as a contribution to the Defined Contribution Account of a Traditional Participant an amount equal to (1) the maximum amount of contribution of whatever kind the Employer would have had to make to the Savings Plan for and on behalf of a Traditional Participant for such Plan Year (i) without the annual additions limits set forth in Code Section 415 and (ii) with the changes to the calculation of "Compensation" (as defined in the Savings Plan) as described in paragraph (c) of this Section 5.1, less (2) the amount of contribution of whatever kind that the Employer actually made to the Savings Plan for and on behalf of the Traditional Participant for such Plan Year.

         (b) For each Participant who is not a Traditional Participant ("Non-Traditional Participant"), each Plan Year the Employer shall record as a contribution to the Defined Contribution Account of a Non-Traditional Participant an amount equal to
                  (1) the maximum amount of contribution of whatever kind, other than any Employer Matching Contributions (as defined in the Savings Plan), the Employer would have had to make to the Savings Plan for and on behalf of a Non-Traditional Participant for such Plan Year (i) without the annual additions limits set forth in Code Section 415 and (ii) with the changes to the calculation of "Compensation" (as defined in the Savings Plan) as described in paragraph (c) of this
                  Section 5.1, less (2) the amount of contribution of whatever kind, other than any Employer Matching Contributions, that the Employer actually made to the

                  Savings Plan for and on behalf of the Non-Traditional Participant for such Plan Year.

         (c) For purposes of calculating the Defined Contributions under this Section 5.1, "Compensation" as defined in the Savings Plan shall include the amount of a Participant's Target Bonus (whether or not the target is attained and whether or not the Target Bonus is paid) for a Plan Year, and such "Compensation" shall not be limited by the compensation limits set forth in Code Section 401(a)(17); provided however, that such "Compensation" may be limited in amount by resolution of the Board or Committee, as they determine in their sole discretion, for any one or more Participants.

5.2      Matching Contributions.

         (a) For each Non-Traditional Participant who has elected to contribute the maximum amount as provided under Code Section 402(g)(1) as a "qualified cash or deferred arrangement" (as defined in Code Section 401(k)(2)) to the Savings Plan, each Plan Year the Employer shall record as a contribution to the Matching Account of a Non-Traditional Participant an amount equal to (1) the maximum amount of Employer Matching Contributions (as defined in the Savings Plan) the Employer would have had to make to the Savings Plan for and on behalf of a Non-Traditional Participant for such Plan Year (i) without the annual additions limits set forth in Code Section 415, (ii) without any limits on a Non-Traditional Participant's "qualified cash or deferred arrangement" under Code Sections 401(k) or 402(g)(1), (iii) without any limits on a matching contribution as set forth in Code Section 401(m) and (iv) with the changes to the calculation of "Compensation" (as defined in the Savings Plan) as described in paragraph (c) of this Section 5.2, less (2) the amount of Employer Matching Contributions that the Employer actually made to the Savings Plan for and on behalf of the Non-Traditional Participant for such Plan Year.

         (b) For each Non-Traditional Participant who has not elected to contribute the maximum amount as provided under Code Section 402(g)(1) as a "qualified cash or deferred arrangement" (as defined in Code Section 401(k)(2)) to the Savings Plan, each Plan Year the Employer shall record as a contribution to the Matching Account of a Non-Traditional Participant an amount equal to (1) the maximum amount of Employer Matching Contributions (as defined in the Savings Plan) the Employer would have had to make to the Savings Plan for and on behalf of a Non-Traditional Participant for such Plan Year (i) without the annual additions limits set forth in Code Section 415, (ii) without any limits on a Non-Traditional Participant's "qualified cash or deferred arrangement" under Code Sections 401(k), (iii) without any limits on a matching contribution as set forth in Code Section 401(m), (iv) with the limits on a Non-Traditional Participant's "qualified cash or deferred arrangement" under Code Section 402(g)(i) and (v) with the changes to the calculation of "Compensation" (as defined in the Savings Plan) as described in paragraph (c) of this Section 5.2, less (2) the amount of Employer Matching Contributions that the Employer actually made to the Savings Plan for and on behalf of the Non-Traditional Participant for such Plan Year.

         (c) For purposes of calculating the Matching Contributions under this Section 5.2, "Compensation" as defined in the Savings Plan shall include the amount of a Participant's Target Bonus (whether or not the target is attained and whether or not the Target Bonus is paid) for a Plan Year and such "Compensation" shall not be limited by the compensation limits set forth in Code Section 401(a)(17); provided however, that such "Compensation" may be limited in amount by the Board or Committee, as they determine in their sole discretion, for any one or more Non-Traditional Participants.

5.3      Supplemental Contributions.

         (a) Each Plan Year the Employer shall record as a contribution to the Supplemental Contribution Account of certain Participants selected by the Committee an amount equal to three percent (3%) of such Participants' "Compensation" (as defined in the Savings Plan) with such changes to its calculation as described in paragraph (b) of this Section 5.3.

         (b) For purposes of calculating the Supplemental Contributions under this Section 5.3, "Compensation" as defined in the Savings Plan shall include the amount of a selected Participant's Target Bonus (whether or not the target is attained and whether or not the Target Bonus is paid) for a Plan Year and such "Compensation" shall not be limited by the compensation limits set forth in Code Section 401(a)(17); provided however, that such "Compensation" may be limited in amount by the Board or Committee, as they determine in their sole discretion, for any one or more of the selected Participants.

5.4 Defined Contribution Accounts, Matching Account and Supplemental Contribution Account. All Employer contributions made pursuant to this
         Section V shall be credited to a Participant's Defined Contribution Account, Matching Account and/or, Supplemental Contribution Account which shall be a bookkeeping account established for each Participant by the Employer. The time when the Employer contributions are credited to a Participant's Defined Contribution Account, Matching Account and/or Supplemental Contribution Account shall be determined by the Committee, in its sole discretion. The Defined Contribution Accounts, the Matching Accounts and the Supplemental Contribution Account shall be unfunded and shall maintain all credits made to such account, pursuant to this Plan for the benefit of a Participant.

5.5 Earnings on Accounts. The balance of a Participant's Defined Contribution Account, Matching Account and/or Supplemental Contribution Account, shall accrue interest credited monthly to the Participant's Defined Contribution Account balance, Matching Account balance and/or Supplemental Contribution Account balance at the end of the

         Company's fiscal months at a rate which is equal to the monthly prime interest rate (determined as of the first day of each month) charged by the Company's principal bank, or, at the election of the Committee, Participants selected by the Committee may be credited at such other rate or rates as may be determined by the Committee.

5.6 Vesting. Except as provided in Section 5.7 below, a Participant shall be fully (100%) vested in all amounts credited to his or her Defined Contribution Account and Supplemental Contribution Account, and a Participant shall vest in all amounts credited to his or her Matching Account pursuant to the vesting schedule maintained under the Savings Plan for any Employer Matching Contributions made to the Savings Plan by the Employer; provided however, that upon the occurrence of an event which is a Change in Control, each Participant shall be fully 100% vested in such Participant's Matching Account.

5.7 Distribution of Aggregate Account. A Participant's Aggregate Account shall become available for distribution as account balances under the Savings Plan become available for distribution. Once distributable (as contemplated under the Savings Plan), distributions of a Participant's Aggregate Account shall be made in accordance with the Deferred Compensation Guidelines. The balance of a Participant's Aggregate Account shall be treated as "deferred compensation" under the Deferred Compensation.

5.8      Forfeiture of Aggregate Account. Notwithstanding anything in this
         Article V, upon the termination of a Participant's employment by the Company or any of its Subsidiaries for Cause, such Participant shall forfeit all rights to his or her Aggregate Account under this Article V, and the Employer shall have no obligations with respect to this
         Article V.

                                   ARTICLE VI.
                       OFFSET FOR OBLIGATIONS TO EMPLOYER

If, at such time as the Participant becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to the Company or any Subsidiary, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Employer may offset the amount owed the Company or the Subsidiary against the amount of benefits otherwise distributable hereunder.

                                  ARTICLE VII.
                             RIGHTS OF A PARTICIPANT

Establishment of this Plan shall not be construed as giving any Participant the right to be retained in the Employer's service or employ or the right to receive any benefits not specifically provided by this Plan.

Payments under this Plan will not be segregated from the general funds of the Employer and no Participant will have any claim on any specific assets of the Employer. To the extent that any Participant acquires a right to receive benefits under this Plan, his or her right will be no greater than the right of any unsecured general creditor of the Employer and is not assignable or transferable except to his or her Beneficiary or estate.

                                  ARTICLE VIII.
                            AMENDMENT AND TERMINATION

8.1 Amendment. This Plan may be amended from time to time by resolution of the Board. The amendment of any one or more provisions of this Plan shall not affect the remaining provisions of this Plan. No amendment shall reduce any benefits accrued by any Participant prior to the amendment.

8.2 Termination. The Board has the right to terminate this Plan at any time. Any benefit accrued prior to this Plan's termination will continue to be subject to the provisions of this Plan.

                                   ARTICLE IX.
                            DETERMINATION OF BENEFITS

9.1 Claim. A person who believes that he is being denied a benefit to which he is entitled under this Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee.

9.2 Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within a reasonable time, but not later than 90 days from its receipt of the claim and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days if the Committee determines that special circumstances require such an extension. If an extension is required, written notice shall be furnished to the Claimant prior to the termination of the initial 90-day period. The extension notice shall indicate (i) the special circumstances requiring an extension of time; and (ii) the date by which the Committee expects to tender the benefit determination. If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

         (a)      The specific reason for such denial;

         (b) The specific reference to pertinent provisions of this agreement upon which such denial is based;

         (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary.

         (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including the Claimant's right to bring a civil action following an adverse benefit determination on review; and

         (e)      The time limits for requesting a review.

9.3 Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review its determination. Such request must be addressed to the Committee. The Claimant or his duly authorized representative may, but need not, review the pertinent documents, records and other information, receive copies of such information, and submit documents, records, issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Committee's determination within such sixty
         (60) day period, he shall be barred and estopped from challenging the Participating Employer's determination.

9.4 Review of Decision. Within a reasonable time not later than sixty (60) days after the Committee's receipt of a request for review, the Committee will review its determinations. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth (a) the specific reasons for the decision; (b) and containing specific references to the pertinent provisions of this Plan on which the decision is based; (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and (d) a statement of the Claimant's right to bring an action under Section 502(a) of ERISA. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant prior to the termination of the initial 60-day period and will render the decision as soon as possible, but no later than one hundred twenty (120) days after the filing of the request for review. The extension notice will set forth: (a) the special circumstances; and (b) the date as of which the benefit determination will be made.

                                   ARTICLE X.
                                     NOTICES

Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or mailed by registered or certified mail to the person at his or her last known business address.

                                   ARTICLE XI.
                               GENERAL PROVISIONS

11.1 Controlling Law. The provisions of this Plan shall be subject to regulation under ERISA. To the extent not preempted by federal law, this Plan shall be construed and interpreted according to the laws of the State of Indiana.

11.2 Captions. The captions of Articles and Sections of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

11.3 Facility of Payment. Any amounts payable hereunder to any Participant who is under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs may be paid to the legal representative of such Participant or may be applied for the benefit of such Participant in any manner which the Committee may select, and any such payment shall be deemed to be payment for such Participant's account and shall be a complete discharge of all liability of the Employer with respect to the amount so paid.

11.4 Withholding of Payroll Taxes. To the extent required by the laws in effect at the time compensation or deferred compensation payments are made, the Employer shall withhold from such compensation, or from deferred compensation payments made hereunder, any taxes required to be withheld for federal, state or local government purposes.

11.5 Protective Provisions. A Participant will cooperate with the Employer by furnishing any and all information requested by the Employer in order to facilitate the payment of benefits hereunder.

11.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

11.7 Successor. The provisions of this Plan shall bind and inure to the benefit of Hillenbrand Industries, Inc. and its successors and assigns. The terms successors and assigns as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of Hillenbrand Industries, Inc. and successors of any such company or other business entity.

                                  ARTICLE XII.
                             UNFUNDED STATUS OF PLAN

It is the intention of the parties that the arrangements herein described be unfunded for tax purposes and for purposes of Title I or ERISA. Plan participants have the status of general unsecured creditors of the Employer. This Plan constitutes a mere promise by the Employer to make payments in the future.

                                  ARTICLE XIII.
                               RIGHTS TO BENEFITS

Subject to Article VI, a Participant's rights to benefit payments under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the participant or the participant's beneficiaries.

                                  ARTICLE XIV.
                                 BOARD APPROVAL

This Plan was approved by the Board on _____________________.

         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed this ________ day of ______________, 2003.

                                         HILLENBRAND INDUSTRIES, INC.

                                         By:    __________________________

                                         Name:  __________________________

                                         Title: __________________________

                                   EXHIBIT "A"

                                   EXAMPLE OF
                          AVERAGE MONTHLY EARNINGS FOR
                         SUPPLEMENTAL RETIREMENT BENEFIT

Calculation of Target Bonus

                                              Target                 Target
                      Base Salary             Bonus %                Bonus
                      -----------             -------               -------
Year 5                 $210,000                 40%                 $84,000
Year 4                  201,500                 30%                  60,450
Year 3                  194,000                 30%                  58,200
Year 2                  185,500                 24%                  44,520
Year 1                  180,000                 24%                  43,200

                                                                 Supplemental
               Earnings (Pension Plan)                            Retirement
              w/o Section 401(a)17 limits     Target Bonus         Earnings
              ---------------------------     ------------       ------------
Year 5                 $210,000                 $84,000           $  294,000
Year 4                  201,500                  60,450              261,950
Year 3                  194,000                  58,200              252,200
Year 2                  185,500                  44,520              230,020
Year 1                  180,000                  43,200              223,200
                                                                  ----------
                                                                  $1,261,370

Average Monthly Earnings for Supplemental Retirement Benefit:

         $ 1,261,370 / 5 / 12 = $21,023

                                   EXHIBIT "B"

             DEFERRED COMPENSATION PAYMENT ADMINISTRATIVE GUIDELINES

1. A Participant's Aggregate Account under the Company's Supplement Executive Retirement Plan shall become available for distribution as account balances under the Company's Savings Plan become available for distribution.

2. In the circumstance where an Employee is under the age of 55 or has less than 5 years service and one of the following events occur:

         a. The Employee's employment with the Company is terminated

         b. The Employee dies

         c. The Employee becomes totally and permanently disabled

then the Company in its sole discretion, and with the Employee's prior deferral payment election not withstanding, may elect to pay to the Employee or designated beneficiary, deferred cash and stock compensation in either of the following:

         a. In a lump sum on the termination date or earliest practical date thereafter

         b. In a lump sum on the first workday in the next calendar year following termination.

3. In the circumstance where an Employee terminates for any reason and is age 55 or over and has 5 years of service or more, then the Employee may, within 30 days of termination, make a final irrevocable payment election to receive deferred cash and stock compensation in either of the following:

         a. In a lump sum payment on the first workday in the next calendar year following termination, or any subsequent date within the fifteen year period following termination, but in no case earlier than the deferred payment date designated in the most recent signed and dated deferral election on file with the Company

         b. In a stream of equal annual payments for a period of up to 15 years with the balance, if any, to be paid in year 15, beginning with a date within 12 months of termination, selected by the Employee, but in no case earlier than the deferred payment date designated in the most recent signed and dated deferral election on file with the Company

         c. For deferred cash compensation only, in a stream of equal monthly (or equivalent bi-weekly) payments for a period of up to 180 months with the balance, if any, to be paid in month 180, beginning with a date within 12 months of termination, selected by the Employee, but in no case earlier than the deferred payment date designated in the most recent signed and dated deferral election on file with the Company.

4. In the circumstance where an Employee terminates for any reason and is age 55 or over and has 5 years of service or more and does not make any deferral payment election within 30 days of termination then the Company in its sole discretion, may elect to pay deferred cash and stock compensation in either of the following:

         a. In compliance with the Employee's most recent signed and dated deferral election on file with the Company

         b. In a lump sum on the termination date or earliest practical date thereafter

         c. In a lump sum on the first workday in the next calendar year following termination.